                                 AMENDMENT NO. 4
                             PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life
   Insurance Company, an Indiana life insurance company, is hereby amended as follows:

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

-------------------------------------- --------------------------------- ----------------------------------------------------------
          FUNDS AVAILABLE UNDER                 SEPARATE ACCOUNTS                    POLICIES/CONTRACTS FUNDED BY THE
              THE POLICIES                      UTILIZING SOME OR                            SEPARATE ACCOUNTS
                                                ALL OF THE FUNDS
-------------------------------------- --------------------------------- ----------------------------------------------------------
AIM V.I. Capital Appreciation Fund     Lincoln Life Variable Annuity     -    The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund           Account N                          Flexible Premium Variable Annuity Contracts
AIM V.I. Growth Fund                                                          AN425LL
AIM V.I. International Equity Fund     Lincoln Life Flexible Premium           and state variations thereof
AIM V.I. Value Fund                    Variable Life Account M


                                                                         -    The Lincoln National Life Insurance Company:
                                       Lincoln Life Flexible Premium          Flexible Premium Variable Life Insurance
                                           Variable Life Account R            Policy LN605LL/LN615LL/LN617LL/LN660/
                                                                              LN680 and state variations thereof


                                                                         -    The Lincoln National Life Insurance Company:
                                                                              Flexible Premium Variable Life Insurance Policy On
                                                                              the Lives of Two Insureds LN650LL/LN655 and state
                                                                              variations thereof
-------------------------------------- --------------------------------- ----------------------------------------------------------


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:
                  ----------------


                                           AIM VARIABLE INSURANCE FUNDS, INC.


Attest:                                    By:
Name:    Nancy L. Martin                   Name:    Robert H. Graham
Title:   Assistant Secretary               Title:   President

(SEAL)


                                        1 of 2

                                     A I M DISTRIBUTORS, INC.


Attest:                              By:

Name:  Nancy L. Martin               Name:  Michael J. Cemo
Title: Assistant Secretary           Title: President


(SEAL)

                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Attest:                              By:

Name:                                Name:
       -------------------------            ---------------------------
Title:                               Title:
       -------------------------            ---------------------------


(SEAL)


                                     2 of 2